Part II	Exhibit 15.1
Letter re: Unaudited Interim Financial Information

May 1, 2013

The Board of Directors and Shareholders:
CVS Caremark Corporation

We are aware of the incorporation by reference in the Registration Statements (Nos. 333-34927, 333-28043, 333-63664, 333-139470, 333-141481 and 333-167746 on Form S-8 and 333-187440 on Form S-3) of CVS Caremark Corporation of our report dated May 1, 2013 relating to the unaudited condensed consolidated interim financial statements of CVS Caremark Corporation that are included in its Form 10-Q for the quarter ended March 31, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts